Exhibit 99.1

Contacts:	Basil Maglaris (media)	Christopher Jakubik, CFA (investors)
	847-646-4538	847-646-5494
	news@kraftfoods.com	ir@kraftfoods.com

KRAFT FOODS GROUP ANNOUNCES LEADERSHIP CHANGES

•	George Zoghbi Named Chief Operating Officer

•	Chris Kempczinski Named EVP, Growth Initiatives and President of International

•	Teri List-Stoll, Chief Financial Officer, Deanie Elsner, Chief Marketing Officer, and Chuck Davis, EVP of Research, Development, Quality and Innovation, to depart

NORTHFIELD, Ill. – Feb. 12, 2015 – Kraft Foods Group, Inc. (NASDAQ: KRFT) today announced management changes that will position the company for future growth and success. George Zoghbi, currently Vice Chairman, Operations, R&D, Sales and Strategy, has been named Chief Operating Officer. The company also announced that Chris Kempczinski, who currently leads Kraft’s Canada business unit, will assume an expanded role as Executive Vice President of Growth Initiatives and President of International. Both management appointments are effective immediately and will report to Chairman and CEO John T. Cahill.

The newly created leadership positions reflect Kraft’s commitment to accelerating the pace of change and improving execution, and will support the development of a plan that puts the company on a clear path to long-term sustainable growth.

As Kraft’s COO, Mr. Zoghbi will oversee the company’s U.S. business units and the teams that drive growth across Kraft, including sales and marketing services. He will continue to lead Kraft’s integrated supply chain, working closely across all operations to make appropriate investment decisions, drive productivity and deliver strong execution of the company’s innovation and brand marketing plans.

Mr. Cahill said, “George has led some of the most critical areas of our business and has a proven track record of strong execution and delivering growth. I am confident he is the right person to take on this new role, and I look forward to working closely with him as we develop and execute a business strategy that accelerates Kraft’s journey to sustainable, profitable growth.”

“I’m honored to be appointed Chief Operating Officer of this great company,” added Mr. Zoghbi. “Together with John and the entire management team, I’m excited to focus on delivering innovation that reflects the evolving needs of our consumers and develop clear goals and strategies to rejuvenate the iconic brands consumers love and trust.”

In the newly created role of EVP of Growth Initiatives and President of International, Mr. Kempczinski will work closely with Mr. Zoghbi to formulate strategy, including M&A, and develop and deploy innovation platforms for Kraft’s sustainable growth. He will continue to lead Kraft Canada and will use his deep marketing and industry experience in his new responsibilities overseeing Kraft’s international markets, including Exports.

“During his time with Kraft Canada, Chris has led the business unit through transformative change, with a keen focus on execution and innovation. His expertise will be invaluable as we continue to build a stronger Kraft,” said Mr. Cahill.

As part of its leadership changes, the company also announced that Teri List-Stoll, Executive Vice President and Chief Financial Officer, will be leaving the role effective Feb. 28, 2015. Ms. List-Stoll has been with Kraft since Sept. 2013 and led the company’s financial operations, including accounting and reporting, financial planning, treasury, tax, audit and investor relations. Ms. List-Stoll will continue to serve the company as a senior advisor to ensure a smooth transition. The finance function will report directly to Mr. Cahill until a CFO is appointed.

“I thank Teri for her efforts overseeing Kraft’s financial operations and strong financial team, which are instrumental to the company’s success,” Mr. Cahill said. “I sincerely appreciate her contributions to our company.”

Kraft also announced that Deanie Elsner, Executive Vice President and Chief Marketing Officer, will be leaving the organization effective Feb. 28, 2015. Marketing remains critically important to the company and will move closer to the business operations, in order to sharpen focus and more effectively ignite brand rejuvenation. Jane Hilk, Executive Vice President and President, Enhancers & Snack Nuts, has been appointed interim CMO. Ms. Hilk has held marketing leadership positions across the majority of the company’s product categories and launched ground-breaking advertising campaigns for flagship brands including Oscar Mayer, Planters and Kraft Singles. A senior marketing executive will be named in due course to continue developing and enhancing Kraft’s marketing capabilities and will report to Mr. Zoghbi.

Additionally, Chuck Davis, Executive Vice President of Research, Development, Quality and Innovation, will be leaving Kraft. He will remain with the company and report to Mr. Zoghbi until a successor is named.

“Our brands are the heart of Kraft, and no one understands this better than Deanie. Her dedication and marketing savvy helped our portfolio of brands become a standout in pantries and refrigerators across the United States and Canada. I am grateful for her contributions over more than twenty years at Kraft,” commented Mr. Cahill. “I would also like to thank Chuck for his commitment to quality and innovation, and the key role he has played in introducing new products that our consumers have embraced.”

The leaders of legal and human resources will continue to report directly to Mr. Cahill.

Mr. Cahill will take the next few months to work with the management team, get immersed in the business and spend time with the company’s teams, customers and other business partners to develop a well-informed, comprehensive plan forward.

Mr. Cahill added, “I am excited to work with the management team as we continue to build a stronger Kraft and fulfill our potential as the industry leader. Together, we will chart a course of innovation and brand rejuvenation that is built on clear strategy and efficient operations.”

Kraft Foods Group Q4 and Full Year 2014 Results

The company also announced its fourth quarter and full year 2014 results today, which can be found on the company Web site at www.kraftfoodsgroup.com.

About George Zoghbi

George Zoghbi is Kraft’s COO. Most recently, he served as Vice Chairman, Operations, R&D, Sales and Strategy. He held the position from June 2014 to February 2015, overseeing several key business areas including the manufacturing and sales teams, as well as R&D, which drives Kraft’s innovation, product quality improvement and development.

Previously, Mr. Zoghbi served as President of Cheese & Dairy from 2009-2014, in addition to leading Kraft’s global export business. He led the business in a turnaround that has delivered outstanding top-line and bottom-line growth. Under his leadership, the Cheese & Dairy business unit was the first to implement the company’s Integrated Business Planning initiative that aims to strengthen sales forecasting and supply chain planning, which is rolling out companywide.

Mr. Zoghbi began his Kraft career with the company’s global business – now known as Mondelēz International – in 2007 as Vice President and Area Director of Australia and New Zealand, where he oversaw all aspects of the regional business.

Prior to joining Kraft, Mr. Zoghbi held a variety of leadership roles at Fonterra, the world’s largest dairy exporter. His accomplishments there included driving for operational excellence, integrating several acquired businesses and delivering growth through new channels.

About Chris Kempczinski

Chris Kempczinski is EVP of Growth Initiatives and President of International. Prior to his current role, he served as Executive Vice President and President of Kraft Canada. He became President of Kraft Canada in July 2012 prior to the company’s spin-off from Mondelēz International and was named EVP and President of the Canadian business in January 2014, reporting to the CEO. During his time with Kraft Canada, Mr. Kempczinski has led the business unit through transformative change with the separation from Mondelēz International in October 2012 and later restructuring the organization’s resources to focus on simplification and innovation.

Mr. Kempczinski came to Kraft in 2008 as Senior Vice President overseeing brands in the meals and enhancers categories with iconic brands like Kraft Macaroni & Cheese and Kraft dressings. Prior to joining Kraft, he was Vice President of Marketing in the non-carbonated beverages sector of PepsiCo.

Before PepsiCo, Mr. Kempczinski was a management consultant with The Boston Consulting Group, focusing predominantly on consumer products and pharmaceuticals. He spent the first four years of his career as a brand manager at Procter & Gamble.

Mr. Kempczinski has received numerous marketing awards including 4 Cannes Lions, 2 Emmy nominations, and multiple Effie and Clio awards. For his marketing accomplishments, he was inducted into the American Advertising Federation’s Hall of Achievement.

ABOUT KRAFT FOODS GROUP

Kraft Foods Group, Inc. (NASDAQ: KRFT) is one of North America’s largest consumer packaged food and beverage companies, with annual revenues of more than $18 billion. The company’s iconic brands include Kraft, Oscar Mayer, Velveeta, Planters, Philadelphia, Maxwell House, Lunchables, Capri Sun, Kool-Aid and JELL-O. Kraft’s 22,500 employees in the U.S. and Canada have a passion for making the foods and beverages people love. Kraft is a member of the Standard & Poor’s 500 and the NASDAQ-100 indices. For more information, visit www.kraftfoodsgroup.com and www.facebook.com/kraft.

FORWARD-LOOKING STATEMENTS

This press release contains a number of forward-looking statements. Words such as “will,” “continue,” “drive,” “execute,” “make,” “work,” “develop,” “accelerate,” “focus,” “deliver,” “build,” “improve,” “ensure,” and variations of such words and similar expressions are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding Kraft’s management changes, growth, plans and strategy, brands, marketing, innovation, productivity, operations and supply chain. These forward-looking statements are not guarantees of future performance and are subject to a number of risks and uncertainties, many of which are beyond Kraft’s control. Important factors that affect Kraft’s business and operations and that may cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, increased competition; Kraft’s ability to maintain, extend and expand its reputation and brand image; Kraft’s ability to differentiate its products from other brands; increasing consolidation of retail customers; changes in relationships with significant customers and suppliers; Kraft’s ability to predict, identify and interpret changes in consumer preferences and demand; Kraft’s ability to drive revenue growth in its key product categories, increase its market share, or add products; volatility in commodity, energy and other input costs; changes in Kraft’s management team or other key personnel; Kraft’s geographic focus in North America; changes in regulations; legal claims or other regulatory enforcement actions; product recalls or product liability claims; unanticipated business disruptions; Kraft’s ability to complete or realize the benefits from potential acquisitions, alliances, divestitures or joint ventures; Kraft’s indebtedness and ability to pay such indebtedness; disruptions in information technology networks and systems; Kraft’s inability to protect intellectual property rights; weak economic conditions; tax law changes; volatility of market-based impacts to post-employment benefit plans; pricing actions; and other factors. For additional information on these and other factors that could affect Kraft’s forward-looking statements, see Kraft’s risk factors, as they may be amended from time to time, set forth in its filings with the Securities and Exchange Commission, including its most recently filed Annual Report on Form 10-K and subsequent reports on Form 10-Q and Form 8-K. Kraft disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation.

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